EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Chris Sapyta, the Chief Executive Officer Smart Move, Inc. (the “Registrant”), and Edward Johnson, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:
1. The Registrant’s Annual Report on Form 10-KSB for the period ended December 31, 2007, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.
Date: March 28, 2008

/s/ Chris Sapyta	/s/ Edward Johnson

Chris Sapyta	Edward Johnson
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)